EXHIBIT 99.1

  BioTime Appoints Jeffrey Nickel, Ph.D. Vice President of Business
                      Development and Marketing

    BERKELEY, Calif.--(BUSINESS WIRE)--June 1, 2004--BioTime, Inc. (AMEX:BTX) announced the appointment of Jeffrey B. Nickel, Ph.D. to the position of Vice President of Business Development and Marketing, effective today. Dr. Nickel has served on the Board of Directors since 1997. His more than three decades of service to the chemical, pharmaceutical, and biotechnology industries has resulted in the successful international marketing of various cardiovascular drugs, vaccines, anti-inflammatories, dermatologicals, neurologicals and other products.
    As president of his own biopharmaceutical and healthcare consulting company Nickel & Associates, Dr. Nickel has been instrumental in a number of significant licensing agreements and acquisitions. He has played important roles in assisting many emerging biotech companies with collaborative and commercial development, marketing, business and strategic planning, and raising capital. Several client accounts include business development consulting for Armour Pharmaceutical Co./Rhone-Poulenc Rorer, Inc., Genelabs Technologies, Inc., SangStat Medical Corporation, PPD Pharmaco, ProtoGene Laboratories and others. His company has been involved in agreements pertaining to cell therapy, gene therapy, infectious disease, blood products and drug delivery for companies such as Inhale Therapeutic Systems, Inc., Medarex, Inc. and Applied Immune Sciences, Inc.
    Prior to starting his consulting business in 1991, Dr. Nickel spent three years in international marketing for Syntex Corporation. His earlier background includes 15 years in research, sales and marketing for Merck & Company. Dr. Nickel received his Ph.D. (1970) and M.S. (1967) in Organic Chemistry from Rutgers University. He conducted his undergraduate studies in Organic Chemistry at The College of William and Mary (B.S., 1965).
    "We are very fortunate to have Jeff Nickel join the Company on a full time basis," said Dr. Hal Sternberg, Vice President of Research and member of the Office of the President at BioTime. "His wealth of knowledge and broad expertise in business development and pharmaceutical product marketing will be invaluable as we optimize the opportunities before us."
    Judith Segall, Vice President of Operations and member of the Office of the President, added, "Jeff has an enormous number of contacts in the biotech, pharmaceutical and financial industries and will play a vital role in expanding both our business and product development activities."

    About BioTime, Inc.

    BioTime, headquartered in Berkeley, California develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, organ preservation solutions and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product Hextend(R) is manufactured and distributed in the U.S. and Canada by Abbott Laboratories' global hospital products spin-off Hospira, Inc. under an exclusive licensing agreement. Information about BioTime can be found on the web at www.biotimeinc.com.

    Forward Looking Statements

    The matters discussed in this press release include forward-looking statements which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated. Such risks and uncertainties include but are not limited to the results of clinical trials of BioTime products; the ability of BioTime and its licensees to obtain additional FDA and foreign regulatory approval to market BioTime products; competition from products manufactured and sold or being developed by other companies; and the price of and demand for BioTime products. Other risk factors are discussed in BioTime's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

    Financial Relations Board serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

    CONTACT: BioTime, Inc.
             Judith Segall, 510-845-9535
             or
             Financial Relations Board
             Kristen McNally, 310-407-6548 (Investor/Analyst) kmcnally@financialrelationsboard.com